EXHIBIT 99.1

City National Corp. Reports First-Quarter 2011 Net Income of $39.7 Million

Revenue grows 9 percent from first-quarter 2010

Average core deposits grow 11 percent to $17.4 billion

Credit quality improves for sixth consecutive quarter

LOS ANGELES, April 21, 2011 (GLOBE NEWSWIRE) -- City National Corporation (NYSE:CYN), the parent company of wholly owned City National Bank, today reported first-quarter 2011 net income of $39.7 million, or $0.74 per share. In the first quarter of 2010, net income was $15.7 million, while net income available to common shareholders was $10.0 million, or $0.19 per share.

City National also announced today that its Board of Directors has maintained and approved a quarterly common stock cash dividend of $0.20 per share. The company's dividend will be payable on May 18, 2011 to stockholders of record on May 4, 2011.

FIRST-QUARTER 2011 HIGHLIGHTS

  City National's first-quarter revenue totaled $275.2 million, up 9 percent from the first quarter of 2010.
  Fully taxable-equivalent net interest income amounted to $185.5 million, up 4 percent from the same period last year.
  Average first-quarter deposit balances reached $18.2 billion, an increase of 8 percent from the first quarter of 2010. Average core deposits were $17.4 billion, up 11 percent from the year-ago period. They now equal 95 percent of the company's average deposit balances.
  Average first-quarter loan balances, excluding loans covered by City National's loss-sharing agreements with the FDIC, were $11.3 billion, down 6 percent from the same period last year. However, average commercial loan balances grew 1 percent from the fourth quarter of 2010.
  Year-over-year credit trends showed strong improvement. In the first quarter of 2011, City National realized $6.5 million in net recoveries, compared with net charge-offs of $49.5 million in the first quarter of 2010 and $19.0 million in the fourth quarter of last year. Nonperforming assets, excluding FDIC-covered assets, declined 45 percent from the first quarter of 2010 and 14 percent from the fourth quarter. Nonperforming assets now amount to less than 2 percent of total loans.
  Excluding loans covered by FDIC loss-sharing agreements, first-quarter results included no provision for credit losses. City National recorded a $55.0 million provision in the first quarter of 2010 and a $3.0 million provision in the fourth quarter.  The company remains well-reserved at 2.34 percent of total loans, excluding FDIC-covered loans.
  Investment assets under management or administration exceeded $60 billion for the first time.

"City National delivered another solid performance in the first quarter of 2011," said President and Chief Executive Officer Russell Goldsmith. "Credit quality was stronger than it has been in several years. Average commercial loans again increased modestly, but year-over-year core deposit growth continued at a strong double-digit rate.

"The company continues to expand. With the recent addition of a second office in San Jose and the FDIC-assisted acquisition of Nevada Commerce Bank, we now operate 79 banking offices, including 11 in the San Francisco Bay Area.

"Backed by strong credit reserves and capital ratios, City National continues to grow and improve by hiring talented new colleagues, lending to creditworthy borrowers, and expanding its wealth management business. We have avoided the subprime lending and foreclosure-related problems that have hurt some of our competitors. The company today is stronger and better able than ever to serve its clients, and is well-positioned in this gradually recovering economy."

	For the three months ended			For the three
Dollars in millions,	March 31,		%	months ended	%
except per share	2011	2010	Change	December 31, 2010	Change
Earnings Per Share	$ 0.74	$ 0.19	289	$ 0.74	0

Net Income Attributable to CNC	$ 39.7	$ 15.7	153	$ 39.7	(0)
Less: Dividends and Accretion on Preferred Stock	--	5.7	(100)	--	NM
Net Income Available to Common Shareholders	$ 39.7	$ 10.0	297	$ 39.7	(0)

Average Assets	$ 21,377.9	$ 20,267.2	5	$ 21,922.2	(2)
Return on Average Assets	0.75	0.31%	142	0.72%	4
Return on Average Common Shareholders' Equity	8.16	2.20%	271	7.99%	2

ASSETS

Total assets at March 31, 2011 were $21.6 billion, up 8 percent from the first quarter of 2010 and 1 percent from the fourth quarter of last year.

REVENUE

Revenue for the first quarter of 2011 was $275.2 million, up 9 percent from the first quarter of 2010 but down 2 percent from the fourth quarter of last year.

NET INTEREST INCOME

Fully taxable-equivalent net interest income was $185.5 million in the first quarter of 2011, up 4 percent from the first quarter of 2010 but down 1 percent from the fourth quarter of last year.

First-quarter average deposits were up 8 percent to $18.2 billion from the same period of 2010, but were down 3 percent from the fourth quarter of last year. The decline was a reflection of traditional seasonal business patterns. Average core deposits were $17.4 billion in the first quarter of 2011, up 11 percent from the same period of 2010 but down 2 percent from the fourth quarter.  Core deposits now represent 95 percent of the company's average balances.

First-quarter average noninterest-bearing deposits were up 12 percent from the same period of 2010 but down 2 percent from the fourth quarter of last year.

Treasury Services deposit balances, which consist primarily of title, escrow, community association and property management deposits, averaged $1.5 billion in the first quarter of 2011, up 40 percent from the same period of 2010 but down 1 percent from the fourth quarter of last year. The increase from the year-ago period was due largely to the addition of new clients and an increase in residential and commercial real estate activity by the company's title and escrow clients.

First-quarter average loans, excluding FDIC-covered loans, were $11.3 billion, down 6 percent from the first quarter of 2010 and just 1 percent from the fourth quarter of last year. The declines reflect moderate loan demand, as well as the company's continued progress in reducing the number of problem loans.

First-quarter average balances for commercial loans were down 3 percent from the same period last year but up 1 percent from the fourth quarter of 2010. Average balances for commercial real estate and construction loans together were down 20 percent from the year-ago first quarter and 5 percent from the fourth quarter of 2010.  Average balances for single-family residential mortgage loans, nearly all of which are made to City National's private banking clients, were up 1 percent from the year-ago period but virtually unchanged from the fourth quarter of 2010.

Average securities for the first quarter of 2011 totaled $5.7 billion, up 41 percent from the same period last year and 5 percent from the fourth quarter of 2010. The increase from the first quarter of last year reflects strong deposit increases and relatively low loan growth. The average duration of total available-for-sale securities at March 31, 2011 was 2.7 years, down from 2.9 years at the end of the first quarter of 2010 and 2.8 years at year end.

City National's net interest margin in the first quarter of 2011 averaged 3.84 percent, down from 3.97 percent in the first quarter of 2010 but up from 3.71 percent in the fourth quarter of 2010. The decline from the year-ago period was due primarily to strong growth in deposits, which were invested in securities available-for-sale and other liquid assets, as well as lower loan balances. The increase from the fourth quarter of 2010 reflects increased yield on covered loans as well as a seasonal decline in average deposit balances that had been invested in lower-yielding, short-term deposits.

First-quarter net interest income included $7.4 million from FDIC-covered loans that were repaid or charged off during the quarter.  This compares with $7.0 million of such income in the fourth quarter of 2010.

At March 31, 2011, City National's prime lending rate was 3.25 percent, unchanged from both March 31, 2010 and December 31, 2010.

	For the three months ended			For the three
	March 31,		%	months ended	%
Dollars in millions	2011	2010	Change	December 31, 2010	Change
Average Loans and Leases,
excluding Covered Loans	$ 11,255.9	$ 11,944.3	(6)	$ 11,372.5	(1)
Average Covered Loans	1,811.0	1,833.1	(1)	1,907.9	(5)
Average Total Securities	5,693.3	4,036.4	41	5,430.2	5
Average Earning Assets	19,620.9	18,281.0	7	20,125.9	(3)
Average Deposits	18,183.6	16,864.2	8	18,687.2	(3)
Average Core Deposits	17,361.1	15,625.3	11	17,722.2	(2)
Fully Taxable-Equivalent
Net Interest Income	185.5	178.8	4	188.3	(1)
Net Interest Margin	3.84%	3.97%	(3)	3.71%	4

COVERED ASSETS

Loans and OREO assets acquired in City National's FDIC-assisted acquisitions totaled $1.8 billion at the end of the first quarter of 2011, compared with $1.9 billion at both March 31, 2010 and December 31, 2010.

In the first quarter of 2011, the company recorded a $4.3 million non-cash net loss to reflect results of the quarterly update of cash-flow projections for FDIC-covered loans. The loss reflected a provision for loan losses of $19.1 million for covered loans and a corresponding $14.8 million of other income from City National's loss-sharing agreements with the FDIC. City National will continue to update the cash-flow projections for covered loans on a quarterly basis. Due to the uncertainty in the future performance of the covered loans, additional impairments or gains may be recognized in the future.

NONINTEREST INCOME

Noninterest income was $93.9 million in the first quarter of 2011, up 22 percent from the year-ago period but down 1 percent from the fourth quarter of last year. First-quarter 2011 results included $8.6 million of FDIC loss-sharing income, compared to $9.1 million in the first quarter of last year and $26.3 million in the fourth quarter of 2010.

At March 31, 2011, noninterest income accounted for 34 percent of City National's total revenue, up from 30 percent at March 31, 2010.

Wealth Management

City National's assets under management totaled $37.9 billion as of March 31, 2011, up 6 percent from the same period of 2010 and 3 percent from the fourth quarter of last year. The increases were due primarily to higher equity market values.

Trust and investment fees were $35.6 million, up 6 percent from the first quarter of 2010 and 3 percent from the fourth quarter of last year. Money market mutual fund and brokerage fees totaled $5.7 million, up 7 percent from the first quarter of 2010 but down 13 percent from the fourth quarter of last year. The decline in money market mutual fund and brokerage fees from the prior quarter was due primarily to the impact of low short-term interest rates.

	At or for the			At or for the
	three months ended			three months
	March 31,		%	ended	%
Dollars in millions	2011	2010	Change	December 31, 2010	Change

Trust and Investment Fee Revenue	$ 35.6	$ 33.5	6	$ 34.5	3
Brokerage and Mutual Fund Fees	5.7	5.3	7	6.5	(13)
Assets Under Management (1)	37,852.5	35,783.4	6	36,753.7	3
Assets Under Management
or Administration (1)	60,113.1	55,844.3	8	58,470.8	3

(1) Excludes $20.4 billion, $21.3 billion, and $14.8 billion of assets under management for asset managers in which City National held a noncontrolling ownership interest as of March 31, 2011, December 31, 2010, and March 31, 2010, respectively.

Other Noninterest Income

First-quarter income from cash management and deposit transaction fees totaled $11.7 million, down 7 percent from the same period of last year, but up 3 percent from the fourth quarter of 2010. The year-over-year decline was due to higher deposit balances used to offset service charge fees.

Fee income from foreign exchange services and letters of credit totaled $8.3 million in the first quarter, up 28 percent from the year-earlier period but down 2 percent from the fourth quarter of last year.  The increase from the first quarter of 2010 was due to greater demand for foreign exchange services, as well as the addition of new export trade finance clients and increased volume from existing clients.

Other income was $21.6 million in the first quarter, up 192 percent from the year-ago period, due primarily to FDIC-acquired bank activity. The 137 percent increase from the fourth quarter of 2010 reflected fourth-quarter pretax charges of $6.8 million for the redemption of trust preferred securities and $5.9 million related to one of the company's affiliated investment advisors.

NONINTEREST EXPENSE

City National's first-quarter noninterest expense amounted to $197.4 million, up 12 percent from the first quarter of 2010 but down 3 percent from the fourth quarter of last year. The company added a net total of 275 colleagues from the first quarter of 2010 through the first quarter of this year. Year-over-year expense growth was due largely to increased compensation costs, higher FDIC assessments, the resolution of two dispute-related legal claims, and increased legal and professional fees. Many of the qualified covered asset-related expenses are reimbursed by the FDIC and reflected in noninterest income.

CREDIT QUALITY

The following credit quality information excludes loans that are subject to loss-sharing agreements involving three of City National's FDIC-assisted acquisitions:

The company realized net recoveries of $6.5 million in the first quarter of 2011, or 0.24 percent of average total loans and leases on an annualized basis. Net charge-offs were $49.5 million, or 1.68 percent of total loans and leases, in the first quarter of 2010 and $19.0 million, or 0.66 percent, in the fourth quarter of 2010.

At March 31, 2011, nonperforming assets amounted to $213.7 million, or 1.89 percent of the company's total loans and leases and other real estate owned, down 45 percent from the first quarter of last year. Nonperforming assets totaled $388.0 million, or 3.30 percent, at March 31, 2010, and $248.2 million, or 2.17 percent, at December 31, 2010. Nonaccrual loans at March 31, 2011 were $157.4 million, down from $330.0 million at March 31, 2010 and $190.9 million at December 31, 2010.

	As of		As of		As of
	March 31, 2011		December 31, 2010		March 31, 2010
Period-end Loans (in millions)	Total	Nonaccrual	Total	Nonaccrual	Total	Nonaccrual

Commercial	$ 4,468.2	$ 18.2	$ 4,514.3	$ 20.6	$ 4,424.2	$ 73.8
Commercial Real Estate Mortgages	1,902.9	28.0	1,958.3	44.9	2,121.9	66.2
Residential Mortgages	3,603.0	14.5	3,552.3	18.7	3,514.2	12.0
Real Estate Construction	415.2	81.5	467.8	98.2	730.7	165.0
Equity Lines of Credit	733.6	6.7	733.7	6.8	733.6	4.1
Other Loans	146.8	8.5	160.2	1.7	164.9	8.9
Total Loans (1)	$ 11,269.7	$ 157.4	$ 11,386.6	$ 190.9	$ 11,689.5	$ 330.0

Other Real Estate Owned (1)		56.3		57.3		58.0
Total Nonperforming Assets, excluding
Covered Assets		$ 213.7		$ 248.2		$ 388.0

(1) Excludes covered loans, net of allowance, of $1.7 billion, $1.8 billion and $1.8 billion at March 31, 2011, December 31, 2010 and
March 31, 2010, respectively, and covered other real estate owned of $121.8 million, $120.9 million and $77.5 million at
March 31, 2011, December 31, 2010 and March 31, 2010, respectively.

City National recorded no provision in the first quarter of 2011. The company recorded provisions of $55.0 million in the first quarter of 2010 and $3.0 million in the fourth quarter of last year.

At March 31, 2011, City National's allowance for loan and lease losses amounted to $263.4 million, or 2.34 percent of total loans and leases. That compares with $292.8 million, or 2.50 percent, at the end of the first quarter of 2010 and $257.0 million, or 2.26 percent, at December 31, 2010. The company also maintains an additional $21.7 million in reserves for off-balance-sheet credit commitments.

Commercial Loans

First-quarter net charge-offs of commercial loans were $1.4 million, down from $17.6 million in the year-earlier period and $6.5 million in the fourth quarter of 2010.

Commercial loans on nonaccrual totaled $18.2 million at March 31, 2011, compared to $73.8 million at March 31, 2010, and $20.6 million at the end of 2010.

Construction Loans

City National's $415.2 million commercial real estate construction portfolio includes secured loans to developers of residential and nonresidential properties. This portfolio has been reduced 43 percent since March 31, 2010, and construction loans now account for 4 percent of the company's total loans.

First-quarter net recoveries of construction loans were $3.8 million, compared to net charge-offs of $14.2 million in the first quarter of 2010 and $5.5 million in the fourth quarter of 2010. At March 31, 2011, construction loans on nonaccrual totaled $81.4 million, down from $165.0 million at March 31, 2010 and $98.2 million at December 31, 2010.

Commercial Real Estate Mortgage Loans

First-quarter net recoveries in the company's $1.9 billion commercial real estate mortgage portfolio were $6.2 million, compared to net charge-offs of $15.0 million at March 31, 2010, and $5.3 million in the fourth quarter of 2010. Commercial real estate mortgage loans on nonaccrual totaled $28.0 million at March 31, 2011, compared with $66.2 million at March 31, 2010 and $44.9 million at December 31, 2010.

Residential Mortgage Loans

City National's $3.6 billion residential mortgage portfolio and $733.6 million home-equity portfolio continued to perform well.  First-quarter net charge-offs were $1.4 million, compared to $1.6 million in the first quarter of 2010 and $1.3 million in the fourth quarter of 2010. Residential mortgage and home equity loans on nonaccrual were $21.2 million at the end of the first quarter, up from $16.1 million in the year-earlier period but down from $25.5 million in the fourth quarter of 2010.

INCOME TAXES

City National's effective tax rate for the first quarter of 2011 was 30.5 percent, compared to 20.6 percent in the year-ago period. The higher tax rate for the first quarter of this year is attributable to higher pretax income.

CAPITAL LEVELS

City National remains well-capitalized, ending the first quarter of 2011 with a Tier 1 common shareholders' equity ratio of 10.7 percent, compared to 9.4 percent at March 31, 2010 and 10.3 percent at December 31, 2010.[1]

Total risk-based capital and Tier 1 risk-based capital ratios at March 31, 2011 were 13.7 percent and 10.9 percent, respectively.  City National's Tier 1 leverage ratio at March 31, 2011 was 7.1 percent. All of City National's capital ratios are above minimum regulatory standards for "well-capitalized" institutions.

Total risk-based capital, Tier 1 risk-based capital and the Tier 1 leverage ratios at December 31, 2010 were 13.3 percent, 10.5 percent and 6.7 percent, respectively.

The period-end ratio of shareholders' equity to total assets at March 31, 2011 was 9.3 percent, unchanged from both March 31, 2010 and December 31, 2010.

2011 OUTLOOK

City National's management continues to anticipate increased profitability in 2011, as asset quality continues to improve and annual credit costs move lower (excluding provisions related to FDIC-covered loans). However, it is likely that moderate economic growth, limited loan demand and the continuing decline of covered assets will limit overall average loan growth. Low interest rates will continue to place modest pressure on the company's net interest margin and wealth management income. Management expects to increase the company's already-strong capital ratios in 2011.

CONFERENCE CALL

City National Corporation will host a conference call this afternoon to discuss first-quarter 2011 financial results.  The call will begin at 2:00 p.m. PDT.  Analysts and investors may dial in and participate in the question/answer session.  To access the call, please dial (866) 393-6804 and enter Conference ID 53596171.  A listen-only live broadcast of the call also will be available on the investor relations page of the company's Website at www.cnb.com.  There, it will be archived and available for 12 months.

ABOUT CITY NATIONAL

City National Corporation's wholly owned subsidiary, City National Bank, provides banking, investment and trust services through offices in Southern California, the San Francisco Bay Area, Nevada and New York City.  The company and its consolidated investment affiliates manage or administer $60.1 billion in client assets, including nearly $38 billion under direct management.

For more information about City National, visit the company's Website at www.cnb.com.

The City National Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3142

SAFE-HARBOR LANGUAGE

This news release contains forward-looking statements about the Company, for which the Company claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

A number of factors, many of which are beyond the Company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include (1) changes in general economic, political or industry conditions and the related credit and market conditions, (2) changes in the pace of economic recovery and related changes in employment levels, (3) the effect of the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the new rules and regulations to be promulgated by supervisory and oversight agencies implementing the new legislation, taking into account that the precise timing, extent and nature of such rules and regulations and the impact on the Company is uncertain, (4) significant changes in applicable laws and regulations, including those concerning taxes, banking and securities, (5) volatility in the municipal bond market, (6) changes in the level of nonperforming assets, charge-offs, other real estate owned and provision expense, (7) incorrect assumptions in the value of the loans acquired in FDIC-assisted acquisitions resulting in greater than anticipated losses in the acquired loan portfolios exceeding the losses covered by the loss-sharing agreements with the FDIC, (8) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board, (9) changes in inflation, interest rates, and market liquidity which may impact interest margins and impact funding sources, (10) adequacy of the Company's enterprise risk management framework, (11) the Company's ability to increase market share and control expenses, (12) the Company's ability to attract new employees and retain and motivate existing employees, (13) increased competition in the Company's markets, (14) changes in the financial performance and/or condition of the Company's borrowers, including adverse impact on loan utilization rates, delinquencies, defaults and customers' ability to meet certain credit obligations, changes in customers' suppliers, and other counterparties' performance and creditworthiness, (15) a substantial and permanent loss of either client accounts and/or assets under management at the Company's investment advisory affiliates or its wealth management division, (16) changes in consumer spending, borrowing and savings habits, (17) soundness of other financial institutions which could adversely affect the Company, (18) protracted labor disputes in the Company's markets, (19) earthquake, fire or other natural disasters affecting the condition of real estate collateral, (20) the effect of acquisitions and integration of acquired businesses and de novo branching efforts, (21) the impact of changes in regulatory, judicial or legislative tax treatment of business transactions, (22) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies, and (23) the success of the Company at managing the risks involved in the foregoing. Forward-looking statements speak only as of the date they are made, and the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance, including the factors that influence earnings.

For a more complete discussion of these risks and uncertainties, see the Company's Annual Report on Form 10-K for the year ended December 31, 2010 and particularly, Item 1A, titled "Risk Factors."

[1] For notes on non-GAAP measures, see pages 14 and 15 of the Selected Financial Information.

CITY NATIONAL CORPORATION
FINANCIAL HIGHLIGHTS
(unaudited)
	Three Months
For The Period Ended March 31,	2011	2010	% Change
Per Common Share
Net income available to common shareholders
Basic	$ 0.75	$ 0.19	295
Diluted	0.74	0.19	289
Dividends	0.20	0.10	100
Book value	37.86	35.43	7

Results of Operations: (In millions)
Interest income	$ 201	$ 202	(1)
Interest expense	20	26	(27)
Net interest income	181	176	3
Net interest income (Fully taxable-equivalent)	186	179	4
Total revenue	275	252	9
Provision for credit losses on loans and leases, excluding covered loans	--	55	(100)
Provision for losses on covered loans	19	--	NM
Net income attributable to City National Corporation	40	16	153
Net income available to common shareholders	40	10	297

Financial Ratios:
Performance Ratios:
Return on average assets	0.75%	0.31%
Return on average common shareholders' equity	8.16	2.20
Period-end equity to period-end assets	9.29	9.29
Net interest margin	3.84	3.97
Expense to revenue ratio	65.62	62.24
Capital Adequacy Ratios (Period-end):
Tier 1 leverage	7.09	8.03
Tier 1 risk-based capital	10.91	11.44
Total risk-based capital	13.68	14.42

Asset Quality Ratios:
Allowance for loan and lease losses to:
Total loans and leases, excluding covered loans	2.34%	2.50%
Nonaccrual loans	167.32	88.72
Nonperforming assets, excluding covered assets, to:
Total loans and leases and other real estate owned, excluding covered assets	1.89	3.30
Total assets	0.99	1.93
Net recoveries (charge-offs) to average total loans and leases, excluding covered loans (annualized)	0.24%	(1.68)%

Average Balances: (In millions)
Loans and leases, excluding covered loans	$ 11,256	$ 11,944	(6)
Covered loans	1,811	1,833	(1)
Securities	5,693	4,036	41
Interest-earning assets	19,621	18,281	7
Assets	21,378	20,267	5
Core deposits	17,361	15,625	11
Deposits	18,184	16,864	8
Interest-bearing liabilities	10,533	10,382	1
Common shareholders' equity	1,973	1,844	7
Total equity	1,998	2,003	(0)

Period-End Balances: (In millions)
Loans and leases, excluding covered loans	$ 11,270	$ 11,690	(4)
Covered loans	1,766	1,803	(2)
Securities	5,931	3,997	48
Assets	21,636	20,066	8
Core deposits	17,671	15,829	12
Deposits	18,478	16,964	9
Common shareholders' equity	1,986	1,838	8
Total equity	2,011	1,863	8

Wealth Management: (In millions) (1)
Assets under management	$ 37,852	$ 35,783	6
Assets under management or administration	60,113	55,844	8

(1) Excludes $20.4 billion and $14.8 billion of assets under management for asset managers in which City National held a noncontrolling ownership interest as of March 31, 2011 and March 31, 2010, respectively.
CITY NATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
	Three Months Ended
(Dollars in thousands	March 31,
except per share data)	2011	2010	% Change
Interest income	$ 200,810	$202,066	(1)
Interest expense	19,520	26,561	(27)
Net Interest Income	181,290	175,505	3

Provision for credit losses on loans and leases, excluding covered loans	--	55,000	(100)
Provision for losses on covered loans	19,116	--	NM

Noninterest Income
Trust and investment fees	35,638	33,509	6
Brokerage and mutual fund fees	5,661	5,281	7
Cash management and deposit transaction fees	11,725	12,576	(7)
International services	8,316	6,508	28
FDIC loss sharing income, net	8,605	9,086	(5)
(Loss) gain on securities	(34)	1,131	(103)
Gain on disposal of assets	2,424	1,391	74
Other	21,558	7,391	192
Total noninterest income	93,893	76,873	22

Noninterest Expense
Salaries and employee benefits	111,012	95,459	16
Net occupancy of premises	13,346	12,905	3
Legal and professional fees	10,077	9,183	10
Information services	7,497	7,516	(0)
Depreciation and amortization	6,748	6,347	6
Amortization of intangibles	2,168	2,447	(11)
Marketing and advertising	6,518	5,248	24
Office services and equipment	4,606	3,798	21
Other real estate owned	14,489	17,197	(16)
FDIC assessments	9,806	6,521	50
Other	11,130	9,313	20
Total noninterest expense	197,397	175,934	12

Income Before Taxes	58,670	21,444	174

Applicable Income Taxes	17,886	4,418	305

Net Income	$ 40,784	$ 17,026	140

Less: Net income attributable to noncontrolling interest	1,092	1,328	(18)

Net income attributable to City National Corporation	$ 39,692	$ 15,698	153

Less: Dividends and accretion on preferred stock	--	5,702	(100)

Net income available to common shareholders	$ 39,692	$ 9,996	297

Other Data:
Earnings per common share - basic	$ 0.75	$ 0.19	295
Earnings per common share - diluted	$ 0.74	$ 0.19	289
Dividends paid per common share	$ 0.20	$ 0.10	100
Common dividend payout ratio	26.65%	52.16%	(49)
Return on average assets	0.75%	0.31%	142
Return on average common shareholders' equity	8.16%	2.20%	271
Net interest margin (Fully taxable-equivalent)	3.84%	3.97%	(3)
Full-time equivalent employees	3,258	2,983	9

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(unaudited)
	2011	2010
(Dollars in thousands	First	Fourth
except per share data)	Quarter	Quarter
Interest income	$200,810	$206,266
Interest expense	19,520	21,160
Net Interest Income	181,290	185,106

Provision for credit losses on loans and leases, excluding covered loans	--	3,000
Provision for losses on covered loans	19,116	21,469

Noninterest Income
Trust and investment fees	35,638	34,547
Brokerage and mutual fund fees	5,661	6,506
Cash management and deposit transaction fees	11,725	11,389
International services	8,316	8,510
FDIC loss sharing income, net	8,605	26,287
Loss on securities	(34)	(2,917)
Gain on disposal of assets	2,424	1,657
Other	21,558	9,089
Total noninterest income	93,893	95,068

Noninterest Expense
Salaries and employee benefits	111,012	111,857
Net occupancy of premises	13,346	14,852
Legal and professional fees	10,077	14,071
Information services	7,497	7,830
Depreciation and amortization	6,748	6,784
Amortization of intangibles	2,168	2,233
Marketing and advertising	6,518	7,112
Office services and equipment	4,606	4,276
Other real estate owned	14,489	16,380
FDIC assessments	9,806	7,311
Other	11,130	11,322
Total noninterest expense	197,397	204,028

Income Before Taxes	58,670	51,677

Applicable Income Taxes	17,886	11,035

Net Income	$ 40,784	$ 40,642

Less: Net income attributable to noncontrolling interest	1,092	899

Net income attributable to City National Corporation	$ 39,692	$ 39,743

Other Data:
Earnings per common share - basic	$ 0.75	$ 0.75
Earnings per common share - diluted	$ 0.74	$ 0.74
Dividends paid per common share	$ 0.20	$ 0.10
Common dividend payout ratio	26.65%	13.27%
Return on average assets	0.75%	0.72%
Return on average common shareholders' equity	8.16%	7.99%
Net interest margin (Fully taxable-equivalent)	3.84%	3.71%
Full-time equivalent employees	3,258	3,178

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(unaudited)
	2010
(Dollars in thousands	Fourth	Third	Second	First	Year to
except per share data)	Quarter	Quarter	Quarter	Quarter	Date
Interest income	$ 206,266	$ 214,061	$ 207,803	$ 202,066	$ 830,196
Interest expense	21,160	26,345	25,805	26,561	99,871
Net Interest Income	185,106	187,716	181,998	175,505	730,325

Provision for credit losses on loans and leases, excluding covered loans	3,000	13,000	32,000	55,000	103,000
Provision for losses on covered loans	21,469	8,233	46,516	--	76,218

Noninterest Income
Trust and investment fees	34,547	32,695	33,976	33,509	134,727
Brokerage and mutual fund fees	6,506	6,494	5,461	5,281	23,742
Cash management and deposit transaction fees	11,389	11,620	12,008	12,576	47,593
International services	8,510	7,905	8,374	6,508	31,297
FDIC loss sharing income, net	26,287	(377)	28,339	9,086	63,335
(Loss) gain on securities	(2,917)	299	(151)	1,131	(1,638)
Gain (loss) on disposal of assets	1,657	2,603	(2,814)	1,391	2,837
Gain on acquisition	--	2,111	25,228	--	27,339
Other	9,089	3,448	12,215	7,391	32,143
Total noninterest income	95,068	66,798	122,636	76,873	361,375

Noninterest Expense
Salaries and employee benefits	111,857	103,397	99,110	95,459	409,823
Net occupancy of premises	14,852	14,463	13,347	12,905	55,567
Legal and professional fees	14,071	10,633	13,754	9,183	47,641
Information services	7,830	7,940	7,538	7,516	30,824
Depreciation and amortization	6,784	6,351	6,363	6,347	25,845
Amortization of intangibles	2,233	2,228	2,128	2,447	9,036
Marketing and advertising	7,112	4,954	5,798	5,248	23,112
Office services and equipment	4,276	4,035	4,272	3,798	16,381
Other real estate owned	16,380	12,642	16,892	17,197	63,111
FDIC assessments	7,311	7,561	7,662	6,521	29,055
Other	11,322	10,477	9,823	9,313	40,935
Total noninterest expense	204,028	184,681	186,687	175,934	751,330

Income Before Taxes	51,677	48,600	39,431	21,444	161,152

Applicable Income Taxes	11,035	13,461	(2,859)	4,418	26,055

Net Income	$ 40,642	$ 35,139	$ 42,290	$ 17,026	$ 135,097

Less: Net income attributable to noncontrolling interest	899	721	972	1,328	3,920

Net income attributable to City National Corporation	$ 39,743	$ 34,418	$ 41,318	$ 15,698	$ 131,177

Less: Dividends and accretion on preferred stock	--	--	--	5,702	5,702

Net income available to common shareholders	$ 39,743	$ 34,418	$ 41,318	$ 9,996	$ 125,475

Other Data:
Earnings per common share - basic	$ 0.75	$ 0.65	$ 0.78	$ 0.19	$ 2.38
Earnings per common share - diluted	$ 0.74	$ 0.65	$ 0.78	$ 0.19	$ 2.36
Dividends paid per common share	$ 0.10	$ 0.10	$ 0.10	$ 0.10	$ 0.40
Common dividend payout ratio	13.27%	15.31%	12.71%	52.16%	16.75%
Return on average assets	0.72%	0.63%	0.80%	0.31%	0.62%
Return on average common shareholders' equity	7.99%	7.06%	8.93%	2.20%	6.59%
Net interest margin (Fully taxable-equivalent)	3.71%	3.84%	3.93%	3.97%	3.86%
Full-time equivalent employees	3,178	3,195	3,144	2,983

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
CONSOLIDATED PERIOD END BALANCE SHEET
(unaudited)

	2011	2010
	First	Fourth
(In thousands)	Quarter	Quarter
Assets
Cash and due from banks	$ 203,600	$ 126,882
Federal funds sold	100,000	165,000
Due from banks - interest-bearing	743,569	142,807
Securities available-for-sale	5,849,390	5,720,675
Trading securities	81,287	255,397
Loans and leases:
Commercial	4,468,177	4,514,329
Commercial real estate mortgages	1,902,862	1,958,317
Residential mortgages	3,603,058	3,552,312
Real estate construction	415,241	467,785
Equity lines of credit	733,567	733,741
Installment	146,779	160,144
Loans and leases, excluding covered loans	11,269,684	11,386,628
Allowance for loan and lease losses	(263,356)	(257,007)
Loans and leases, excluding covered loans, net	11,006,328	11,129,621
Covered loans, net (1)	1,684,068	1,790,133
Net loans and leases	12,690,396	12,919,754
Premises and equipment, net	131,345	128,426
Goodwill and other intangibles	527,419	528,634
Other real estate owned (2)	178,164	178,183
FDIC indemnification asset	270,576	295,466
Other assets	860,186	891,894
Total assets	$ 21,635,932	$ 21,353,118

Liabilities
Deposits:
Noninterest-bearing	$ 8,756,877	$ 8,457,178
Interest-bearing	9,721,062	9,719,684
Total deposits	18,477,939	18,176,862
Short-term borrowings	151,663	153,444
Long-term debt	703,173	704,971
Other liabilities	246,517	287,447
Total liabilities	19,579,292	19,322,724

Redeemable noncontrolling interest	46,013	45,676

Equity
City National Corporation shareholders' equity:
Common stock	53,886	53,886
Additional paid-in capital	480,918	487,868
Retained earnings	1,511,153	1,482,037
Accumulated other comprehensive income	26,535	36,853
Treasury shares	(86,954)	(101,065)
Total common shareholders' equity	1,985,538	1,959,579
Total shareholders' equity	1,985,538	1,959,579
Noncontrolling interest	25,089	25,139
Total equity	2,010,627	1,984,718
Total liabilities and equity	$ 21,635,932	$ 21,353,118

(1) Covered loans are net of $82.0 million and $67.4 million of allowance for loan losses as of March 31, 2011 and December 31, 2010, respectively.
(2) Other real estate owned includes $121.8 million and $120.9 million covered by FDIC loss share at March 31, 2011 and December 31, 2010, respectively.

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
CONSOLIDATED PERIOD END BALANCE SHEET
(unaudited)

	2010
	Fourth	Third	Second	First
(In thousands)	Quarter	Quarter	Quarter	Quarter
Assets
Cash and due from banks	$ 126,882	$ 224,363	$ 184,277	$ 293,855
Federal funds sold	165,000	395,010	404,760	50,000
Due from banks - interest-bearing	142,807	506,081	336,244	429,157
Securities available-for-sale	5,720,675	5,397,870	4,761,143	3,928,481
Trading securities	255,397	170,750	129,287	68,405
Loans and leases:
Commercial	4,514,329	4,364,143	4,286,104	4,424,233
Commercial real estate mortgages	1,958,317	1,967,959	2,078,003	2,121,941
Residential mortgages	3,552,312	3,586,858	3,577,894	3,514,149
Real estate construction	467,785	575,060	629,902	730,734
Equity lines of credit	733,741	757,210	742,071	733,550
Installment	160,144	167,395	169,070	164,929
Loans and leases, excluding covered loans	11,386,628	11,418,625	11,483,044	11,689,536
Allowance for loan and lease losses	(257,007)	(274,167)	(290,492)	(292,799)
Loans and leases, excluding covered loans, net	11,129,621	11,144,458	11,192,552	11,396,737
Covered loans, net (1)	1,790,133	1,910,133	2,034,591	1,803,048
Net loans and leases	12,919,754	13,054,591	13,227,143	13,199,785
Premises and equipment, net	128,426	123,427	121,960	123,178
Goodwill and other intangibles	528,634	522,592	524,820	523,135
Other real estate owned (2)	178,183	168,853	153,292	135,551
FDIC indemnification asset	295,466	324,240	394,012	325,356
Other assets	891,894	935,839	994,509	989,572
Total assets	$ 21,353,118	$ 21,823,616	$ 21,231,447	$ 20,066,475

Liabilities
Deposits:
Noninterest-bearing	$ 8,457,178	$ 8,455,164	$ 8,173,386	$ 7,881,959
Interest-bearing	9,719,684	9,958,442	9,799,527	9,081,770
Total deposits	18,176,862	18,413,606	17,972,913	16,963,729
Short-term borrowings	153,444	156,359	3,400	9,614
Long-term debt	704,971	950,792	985,974	986,585
Other liabilities	287,447	278,729	294,578	196,471
Total liabilities	19,322,724	19,799,486	19,256,865	18,156,399

Redeemable noncontrolling interest	45,676	46,967	47,622	46,665

Equity
City National Corporation shareholders' equity:
Common stock	53,886	53,886	53,886	53,886
Additional paid-in capital	487,868	487,919	483,983	505,330
Retained earnings	1,482,037	1,447,569	1,418,486	1,382,421
Accumulated other comprehensive income	36,853	73,369	58,050	23,927
Treasury shares	(101,065)	(110,769)	(112,634)	(127,342)
Total common shareholders' equity	1,959,579	1,951,974	1,901,771	1,838,222
Total shareholders' equity	1,959,579	1,951,974	1,901,771	1,838,222
Noncontrolling interest	25,139	25,189	25,189	25,189
Total equity	1,984,718	1,977,163	1,926,960	1,863,411
Total liabilities and equity	$ 21,353,118	$ 21,823,616	$ 21,231,447	$ 20,066,475

(1) Covered loans are net of $67.4 million, $50.1 million and $46.3 million of allowance for loan losses as of December 31, 2010, September 30, 2010 and June 30, 2010, respectively.
(2) Other real estate owned includes $120.9 million, $110.4 million, $98.8 million and $77.5 million covered by FDIC loss share at December 31, 2010, September 30, 2010, June 30, 2010, and March 31, 2010, respectively.

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
CREDIT LOSS EXPERIENCE
(unaudited)

	2011	2010
	First	Fourth	Third	Second	First	Year To
(Dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter	Date

Allowance for Loan and Lease Losses, Excluding Covered Loans

Balance at beginning of period	$ 257,007	$ 274,167	$ 290,492	$ 292,799	$ 288,493	$ 288,493

Net recoveries/(charge-offs):
Commercial	(1,352)	(6,510)	(17,871)	(21,290)	(17,625)	(63,296)
Commercial real estate mortgages	6,212	(5,275)	(8,954)	(402)	(14,967)	(29,598)
Residential mortgages	(615)	(624)	(572)	(610)	(1,391)	(3,197)
Real estate construction	3,826	(5,496)	39	(10,944)	(14,183)	(30,584)
Equity lines of credit	(757)	(628)	(793)	(337)	(210)	(1,968)
Installment	(787)	(499)	(83)	88	(1,160)	(1,654)
Total net recoveries/(charge-offs)	6,527	(19,032)	(28,234)	(33,495)	(49,536)	(130,297)

Provision for credit losses	--	3,000	13,000	32,000	55,000	103,000

Transfers (to) from reserve for off-balance sheet credit commitments	(178)	(1,128)	(1,091)	(812)	(1,158)	(4,189)

Balance at end of period	$ 263,356	$ 257,007	$ 274,167	$ 290,492	$ 292,799	$ 257,007

Net Recoveries/(Charge-Offs) to Average Total Loans and Leases, Excluding Covered Assets (annualized):

Commercial	(0.12)%	(0.59)%	(1.66)%	(1.97)%	(1.57)%	(1.44)%
Commercial real estate mortgages	1.31%	(1.07)%	(1.75)%	(0.08)%	(2.82)%	(1.44)%
Residential mortgage	(0.07)%	(0.07)%	(0.06)%	(0.07)%	(0.16)%	(0.09)%
Real estate construction	3.46%	(4.05)%	0.03%	(6.36)%	(7.12)%	(4.63)%
Equity lines of credit	(0.42)%	(0.34)%	(0.42)%	(0.18)%	(0.12)%	(0.26)%
Installment	(2.12)%	(1.18)%	(0.19)%	0.21%	(2.77)%	(0.98)%
Total loans and leases, excluding covered loans	0.24%	(0.66)%	(0.98)%	(1.16)%	(1.68)%	(1.13)%

Reserve for Off-Balance Sheet Credit Commitments

Balance at beginning of period	$ 21,529	$ 20,401	$ 19,310	$ 18,498	$ 17,340	$ 17,340
Transfers from (to) allowance	178	1,128	1,091	812	1,158	4,189
Balance at end of period	$ 21,707	$ 21,529	$ 20,401	$ 19,310	$ 18,498	$ 21,529

Allowance for Losses on Covered Loans

Balance at beginning of period	$ 67,389	$ 50,057	$ 46,255	$ --	$ --	$ --
Provision for losses	19,116	21,469	8,233	46,516	--	76,218
Net recoveries/(charge-offs)	--	--	(414)	--	--	(414)
Reduction in allowance due to loan removals	(4,489)	(4,137)	(4,017)	(261)	--	(8,415)
Balance at end of period	$ 82,016	$ 67,389	$ 50,057	$ 46,255	$ --	$ 67,389

CITY NATIONAL CORPORATION
NONPERFORMING ASSETS
(unaudited)

	2011	2010
	First	Fourth	Third	Second	First
(Dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter

Nonperforming assets, excluding covered assets
Nonaccrual loans, excluding covered loans
Commercial	$ 18,222	$ 20,633	$ 28,917	$ 46,530	$ 73,838
Commercial real estate mortgages	28,028	44,882	50,366	57,155	66,194
Residential mortgages	14,544	18,721	16,259	11,506	12,045
Real estate construction	81,448	98,209	135,778	138,909	164,985
Equity lines of credit	6,676	6,782	5,584	3,909	4,089
Installment	8,474	1,696	2,201	2,109	8,865
Total nonaccrual loans, excluding covered loans	157,392	190,923	239,105	260,118	330,016

Other real estate owned, excluding covered OREO	56,342	57,317	58,462	54,451	58,025

Total nonperforming assets, excluding covered assets	$ 213,734	$ 248,240	$ 297,567	$ 314,569	$ 388,041

Nonperforming covered assets
Nonaccrual loans	$ 2,343	$ 2,557	$ 2,633	$ --	$ --
Other real estate owned	121,822	120,866	110,391	98,841	77,526
Total nonperforming covered assets	$ 124,165	$ 123,423	$ 113,024	$ 98,841	$ 77,526

Loans 90 days or more past due on accrual status, excluding covered loans	$ 3,679	$ 2,499	$ 1,020	$ 789	$ 1,712

Covered loans 90 days or more past due on accrual status	$ 390,267	$ 399,019	$ 416,875	$ 362,722	$ 323,620

Allowance for loan and lease losses as a percentage of:
Nonaccrual loans	167.32%	134.61%	114.66%	111.68%	88.72%
Total nonperforming assets, excluding covered assets	123.22%	103.53%	92.14%	92.35%	75.46%
Total loans and leases, excluding covered loans	2.34%	2.26%	2.40%	2.53%	2.50%

Nonaccrual loans as a percentage of total loans, excluding covered loans	1.40%	1.68%	2.09%	2.27%	2.82%

Nonperforming assets, excluding covered assets, as a percentage of:
Total loans and other real estate owned, excluding covered assets	1.89%	2.17%	2.59%	2.73%	3.30%
Total assets	0.99%	1.16%	1.36%	1.48%	1.93%

CITY NATIONAL CORPORATION
AVERAGE BALANCES AND RATES
(unaudited)

	2011		2010
	First Quarter		Fourth Quarter
	Average	Average	Average	Average
(Dollars in millions)	Balance	Rate	Balance	Rate
Assets
Interest-earning assets
Loans and leases
Commercial	$ 4,437	4.30%	$ 4,392	4.39%
Commercial real estate mortgages	1,924	5.56	1,965	5.57
Residential mortgages	3,563	4.81	3,567	4.97
Real estate construction	448	4.56	538	4.29
Equity lines of credit	733	3.57	743	3.57
Installment	151	4.81	167	5.19
Total loans and leases,
excluding covered loans	11,256	4.67	11,372	4.72
Covered loans	1,811	7.78	1,908	7.41
Total loans and leases	13,067	5.11	13,280	5.10
Due from banks - interest-bearing	490	0.25	897	0.25
Federal funds sold and securities
purchased under resale agreements	232	0.27	373	0.25
Securities available-for-sale	5,631	2.77	5,371	2.78
Trading securities	62	0.85	59	0.42
Other interest-earning assets	139	2.04	146	2.00
Total interest-earning assets	19,621	4.24	20,126	4.13
Allowance for loan and lease losses	(329)		(325)
Cash and due from banks	201		201
Other non-earning assets	1,885		1,920
Total assets	$ 21,378		$ 21,922

Liabilities and Equity
Interest-bearing deposits
Interest checking accounts	$ 1,772	0.19%	$ 1,680	0.18%
Money market accounts	6,452	0.45	6,755	0.45
Savings deposits	303	0.34	290	0.34
Time deposits - under $100,000	325	0.56	355	0.49
Time deposits -- $100,000 and over	823	0.75	965	0.73
Total interest-bearing deposits	9,675	0.43	10,045	0.43

Other borrowings	858	4.41	900	4.54
Total interest-bearing liabilities	10,533	0.75	10,945	0.77
Noninterest-bearing deposits	8,509		8,642
Other liabilities	338		336
Total equity	1,998		1,999
Total liabilities and equity	$ 21,378		$ 21,922

Net interest spread		3.49%		3.36%
Net interest margin		3.84%		3.71%

Average prime rate		3.25%		3.25%

CITY NATIONAL CORPORATION
AVERAGE BALANCES AND RATES
(unaudited)

	2010
	Fourth Quarter		Third Quarter		Second Quarter		First Quarter		Year to Date
	Average	Average	Average	Average	Average	Average	Average	Average	Average	Average
(Dollars in millions)	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Assets
Interest-earning assets
Loans and leases
Commercial	$ 4,392	4.39%	$ 4,277	4.51%	$ 4,339	4.50%	$ 4,559	4.33%	$ 4,391	4.43%
Commercial real estate mortgages	1,965	5.57	2,027	5.60	2,098	5.59	2,151	5.49	2,060	5.56
Residential mortgages	3,567	4.97	3,581	5.28	3,542	5.36	3,522	5.39	3,553	5.25
Real estate construction	538	4.29	610	4.04	691	3.91	807	3.70	661	3.96
Equity lines of credit	743	3.57	750	3.60	743	3.58	735	3.56	743	3.58
Installment	167	5.19	170	5.27	169	5.16	170	5.14	169	5.19
Total loans and leases,
excluding covered loans	11,372	4.72	11,415	4.86	11,582	4.88	11,944	4.80	11,577	4.81
Covered loans	1,908	7.41	2,016	7.75	2,003	6.90	1,833	6.44	1,940	7.14
Total loans and leases	13,280	5.10	13,431	5.28	13,585	5.18	13,777	5.03	13,517	5.15
Due from banks - interest-bearing	897	0.25	835	0.26	701	0.24	275	0.51	679	0.28
Federal funds sold and securities
purchased under resale agreements	373	0.25	360	0.26	213	0.25	46	0.20	249	0.25
Securities available-for-sale	5,371	2.78	4,922	3.02	4,190	3.28	3,974	3.39	4,619	3.08
Trading securities	59	0.42	58	0.23	54	0.18	62	(0.33)	58	0.12
Other interest-earning assets	146	2.00	149	2.00	148	1.80	147	1.76	148	1.89
Total interest-earning assets	20,126	4.13	19,755	4.37	18,891	4.48	18,281	4.56	19,270	4.38
Allowance for loan and lease losses	(325)		(332)		(308)		(295)		(315)
Cash and due from banks	201		212		241		299		238
Other non-earning assets	1,920		1,980		1,975		1,982		1,964
Total assets	$ 21,922		$ 21,615		$ 20,799		$ 20,267		$ 21,157

Liabilities and Equity
Interest-bearing deposits
Interest checking accounts	$ 1,680	0.18%	$ 1,703	0.19%	$ 2,385	0.24%	$ 2,235	0.24%	$ 1,999	0.22%
Money market accounts	6,755	0.45	6,643	0.53	5,365	0.57	4,853	0.62	5,911	0.53
Savings deposits	290	0.34	293	0.39	301	0.45	387	0.66	317	0.48
Time deposits - under $100,000	355	0.49	400	0.29	414	0.83	556	0.62	431	0.57
Time deposits -- $100,000 and over	965	0.73	1,097	0.78	1,147	0.82	1,239	0.96	1,111	0.83
Total interest-bearing deposits	10,045	0.43	10,136	0.49	9,612	0.53	9,270	0.58	9,769	0.50

Federal funds purchased and securities
sold under repurchase agreements	--	0.00	173	3.78	183	3.74	300	2.62	163	3.24
Other borrowings	900	4.54	869	5.60	804	5.75	812	5.73	847	5.38
Total interest-bearing liabilities	10,945	0.77	11,178	0.94	10,599	0.98	10,382	1.04	10,779	0.93
Noninterest-bearing deposits	8,642		8,161		7,988		7,594		8,100
Other liabilities	336		316		330		288		317
Total equity	1,999		1,960		1,882		2,003		1,961
Total liabilities and equity	$ 21,922		$ 21,615		$ 20,799		$ 20,267		$ 21,157

Net interest spread		3.36%		3.43%		3.50%		3.52%		3.45%
Net interest margin		3.71%		3.84%		3.93%		3.97%		3.86%

Average prime rate		3.25%		3.25%		3.25%		3.25%		3.25%

CITY NATIONAL CORPORATION
CAPITAL AND CREDIT RATING DATA
(unaudited)

	2011	2010
	First	Fourth	Third	Second	First	Year To
	Quarter	Quarter	Quarter	Quarter	Quarter	Date
Per Common Share:
Shares Outstanding (in thousands):
Average - Basic	52,320	52,154	52,105	52,012	51,690	51,992
Average - Diluted	52,894	52,680	52,498	52,542	52,092	52,455
Period-end	52,440	52,247	52,114	52,089	51,888
Book value for common shareholders	$ 37.86	$ 37.51	$ 37.46	$ 36.51	$ 35.43
Closing price:
High	$ 62.90	$ 62.91	$ 58.00	$ 64.13	$ 54.86	$ 64.13
Low	55.65	51.57	47.91	51.23	45.81	45.81
Period-end	57.05	61.36	53.07	51.23	53.97

Capital Ratios (Dollars in millions):
Risk-based capital
Risk-weighted assets (1)	$ 13,551	$ 13,712	$ 13,788	$ 13,807	$ 13,856
Tier 1 common shareholders' equity	$ 1,449	$ 1,412	$ 1,373	$ 1,337	$ 1,309
Percentage of risk-weighted assets (2)	10.69%	10.29%	9.96%	9.68%	9.44%
Tier 1 capital	$ 1,479	$ 1,442	$ 1,651	$ 1,614	$ 1,586
Percentage of risk-weighted assets	10.91%	10.52%	11.97%	11.69%	11.44%
Total capital	$ 1,853	$ 1,821	$ 2,032	$ 2,027	$ 1,998
Percentage of risk-weighted assets	13.68%	13.28%	14.74%	14.68%	14.42%
Tier 1 leverage ratio	7.09%	6.74%	7.82%	7.96%	8.03%

Period-end equity to period-end assets	9.29%	9.29%	9.06%	9.08%	9.29%
Period-end common shareholders' equity
to period-end assets	9.18%	9.18%	8.94%	8.96%	9.16%

Average equity to average assets	9.35%	9.12%	9.07%	9.05%	9.88%	9.27%
Average common shareholders' equity
to average assets	9.23%	9.01%	8.95%	8.93%	9.10%	8.99%

Period-end tangible equity
to period-end tangible assets (2)	7.03%	6.99%	6.83%	6.77%	6.86%

Average tangible equity
to average tangible assets (2)	7.05%	6.89%	6.81%	6.70%	7.49%	6.96%

Senior Debt Credit Ratings
For The Period Ended March 31, 2011			Standard &
	Moody's	Fitch	Poor's	DBRS
City National Bank	A1	A-	A-	A (high)
City National Corporation	A2	A-	BBB+	A

(1) In accordance with applicable bank regulatory guidelines, the Company calculates risk-weighted assets by assigning assets and credit equivalent amounts of derivatives and off-balance sheet items to one of several broad risk categories according to the obligor, or, if relevant, the guarantor or the nature of the collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are added together for determining risk-weighted assets.
(2) The Tier 1 common shareholders' equity to risk-weighted assets ratio and tangible equity to tangible assets ratio are non-GAAP financial measures. For notes on non-GAAP measures, see pages 14 and 15 of the Selected Financial Information.

CITY NATIONAL CORPORATION
COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE
(unaudited)

City National Corporation applies the two-class method of computing basic and diluted earnings per share ("EPS"). Under the two-class method, EPS is determined for each class of common stock and participating security according to dividends declared and participation rights in undistributed earnings. The Company grants restricted shares under a share-based compensation plan that qualify as participating securities. The computation of basic and diluted EPS is presented in the following table:

	2011	2010
	First	Fourth	Third	Second	First	Year to
(Dollars in thousands, except per share amounts)	Quarter	Quarter	Quarter	Quarter	Quarter	Date
Basic EPS:
Net income attributable to City National Corporation	$ 39,692	$ 39,743	$ 34,418	$ 41,318	$ 15,698	$ 131,177
Less: Dividends and accretion on preferred stock	--	--	--	--	5,702	5,702
Net income available to common shareholders	$ 39,692	$ 39,743	$ 34,418	$ 41,318	$ 9,996	$ 125,475
Less: Earnings allocated to participating securities	578	532	447	535	113	1,605
Earnings allocated to common shareholders	$ 39,114	$ 39,211	$ 33,971	$ 40,783	$ 9,883	$ 123,870

Weighted average common shares outstanding	52,320	52,154	52,105	52,012	51,690	51,992

Basic earnings per common share	$ 0.75	$ 0.75	$ 0.65	$ 0.78	$ 0.19	$ 2.38

Diluted EPS:
Earnings allocated to common shareholders (1)	$ 39,119	$ 39,216	$ 33,974	$ 40,787	$ 9,883	$ 123,882

Weighted average common shares outstanding	52,320	52,154	52,105	52,012	51,690	51,992
Dilutive effect of equity awards	574	526	393	530	402	463
Weighted average diluted common shares outstanding	52,894	52,680	52,498	52,542	52,092	52,455

Diluted earnings per common share	$ 0.74	$ 0.74	$ 0.65	$ 0.78	$ 0.19	$ 2.36

(1) Earnings allocated to common shareholders for basic and diluted EPS may differ under the two-class method as a result of adding common stock equivalents for options and warrants to dilutive shares outstanding, which alters the ratio used to allocate earnings to common shareholders and participating securities for the purposes of calculating diluted EPS.

CITY NATIONAL CORPORATION
NON-GAAP FINANCIAL MEASURES
(unaudited)

(a) Tangible equity ratios

Tangible equity to tangible assets is a non-GAAP financial measure that represents total equity less identifiable intangible assets and goodwill divided by total assets less identifiable intangible assets and goodwill. Management reviews this measure in evaluating the Company's capital levels and has included the ratio in response to market participant interest in tangible equity as a measure of capital. A reconciliation of the GAAP to non-GAAP measure is set forth below:

	2011	2010
	First	Fourth	Third	Second	First	Year to
(Dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter	Date
Period End:
Total equity	$ 2,010,627	$ 1,984,718	$ 1,977,163	$ 1,926,960	$ 1,863,411
Less: Goodwill and other intangibles	(527,419)	(528,634)	(522,592)	(524,820)	(523,135)
Tangible equity (A)	1,483,208	1,456,084	1,454,571	1,402,140	1,340,276

Total assets	$ 21,635,932	$ 21,353,118	$ 21,823,616	$ 21,231,447	$ 20,066,475
Less: Goodwill and other intangibles	(527,419)	(528,634)	(522,592)	(524,820)	(523,135)
Tangible assets (B)	$ 21,108,513	$ 20,824,484	$ 21,301,024	$ 20,706,627	$ 19,543,340

Period-end tangible equity
to period-end tangible assets (A)/(B)	7.03%	6.99%	6.83%	6.77%	6.86%

Average Balance:
Total equity	$ 1,998,006	$ 1,999,494	$ 1,960,206	$ 1,881,635	$ 2,003,150	$ 1,961,109
Less: Goodwill and other intangibles	(528,205)	(525,747)	(523,855)	(522,311)	(524,838)	(524,189)
Tangible equity (C)	1,469,801	1,473,747	1,436,351	1,359,324	1,478,312	1,436,920

Total assets	$ 21,377,904	$ 21,922,240	$ 21,614,748	$ 20,799,187	$ 20,267,248	$ 21,156,661
Less: Goodwill and other intangibles	(528,205)	(525,747)	(523,855)	(522,311)	(524,838)	(524,189)
Tangible assets (D)	$ 20,849,699	$ 21,396,493	$ 21,090,893	$ 20,276,876	$ 19,742,410	$ 20,632,472

Average tangible equity
to average tangible assets (C)/(D)	7.05%	6.89%	6.81%	6.70%	7.49%	6.96%

CITY NATIONAL CORPORATION
NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

(b) Tier 1 common shareholders' equity to risk-based assets

The Tier 1 common shareholders' equity to risk-based assets ratio, also known as Tier 1 common ratio, is calculated by dividing (a) Tier 1 capital less non-common components including qualifying perpetual preferred stock, qualifying noncontrolling interest in subsidiaries and qualifying trust preferred securities by (b) risk-weighted assets. Tier 1 capital and risk-weighted assets are calculated in accordance with applicable bank regulatory guidelines. This ratio is a non-GAAP measure that is used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies. Management reviews this measure in evaluating the Company's capital levels and has included these ratios in response to market participant interest in the Tier 1 common shareholders' equity to risk-based assets ratio.

	2011	2010
	First	Fourth	Third	Second	First
(Dollars in thousands)	Quarter	Quarter	Quarter	Quarter	Quarter
Tier 1 capital	$ 1,478,820	$ 1,441,837	$ 1,650,793	$ 1,614,341	$ 1,585,727
Less: Noncontrolling interest	(25,089)	(25,139)	(25,189)	(25,088)	(25,088)
Less: Trust preferred securities	(5,155)	(5,155)	(252,115)	(252,088)	(252,062)
Tier 1 common shareholders' equity (A)	$ 1,448,576	$ 1,411,543	$ 1,373,489	$ 1,337,165	$ 1,308,577

Risk-weighted assets (B)	$ 13,551,318	$ 13,712,097	$ 13,788,060	$ 13,806,764	$ 13,856,028

Tier 1 common shareholders' equity to risk-based assets (A)/(B)	10.69%	10.29%	9.96%	9.68%	9.44%
CONTACT:  Financial/Investors
          Christopher J. Carey, City National
          310.888.6777
          Chris.Carey@cnb.com

          Media
          Cary Walker, City National
          213.673.7615
          Cary.Walker@cnb.com

          Conference Call:
          Today 2:00 p.m. PDT
          (866) 393-6804
          Conference ID: 53596171